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                                                                       Exhibit 5

                      Opinion of Hogan & Hartson L.L.P.



                             Hogan & Hartson L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109



                                October 11, 1996



Board of Directors
Cardinal Bancshares, Inc.
400 East Vine Street, Suite 300
Lexington, Kentucky  40507

Ladies and Gentlemen:

     We are acting as special counsel to Cardinal Bancshares, Inc., a Kentucky corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 85,246 shares of the Company's common stock, no par value, all of which shares (the "Shares") may be sold by certain shareholders of the Company.
This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Articles of Restatement of the Articles of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Amended By-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     4. Purchase Agreements between the Company and each of Argonaut Partnership L.P., Dawson Development Company Limited Partnership,
          DC Investment Partners, J. Rex Fuqua, Gerstenhaber Investments L.P., Richard A. Horstmann, Thomas Mark Yuele/The Alan W. Steinberg, L.P. and West Broadway Partners (jointly, the "Purchase Agreements").



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     5.   Resolutions of the Board of Directors of the Company adopted on
          April 12, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the Purchase Agreements and the issuance and sale of the Shares and arrangements in connection therewith.

     6. Certificate of officers of the Company, dated the date hereof, as to certain facts relating to the original Issuance of the Shares and to the Company.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy, and completeness of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the applicable provisions of Section 271B.6-210 of the Kentucky Business Corporation Act. We express no opinion as to any other laws, statutes, regulations or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable under the applicable provisions of Section 271B.6-210 of the Kentucky Business Corporation Act.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.
                                    ---------------------------
                                    HOGAN & HARTSON L.L.P.


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